BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 16, 2004 accompanying the financials statements of USA Telcom Internationale on Form 10-KSB for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of USA Telcom Internationale on Form S-8.

Signed,


/s/ Beckstead & Watts, LLP

June 10, 2004